UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2019 (September 9, 2019)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth below in Item 2.01 related to the termination of the Credit Agreement, the Security Agreement, the IP Security Agreement, the Guaranty Agreement and the Pledge Amendment (each as defined below) in connection with the Consent is hereby incorporated by reference in this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 9, 2019 (the “Effective Date”), Nxt-ID, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”), by and between Garmin International, Inc., a Kansas corporation (“Garmin”), the Company and Fit Pay, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Fit Pay”), pursuant to which the Company sold and transferred all of the issued and outstanding shares of capital stock of Fit Pay, which consisted of 1,000 shares of common stock, par value $0.0001 per share, of Fit Pay (the “Shares”), to Garmin (the “Sale”). As previously disclosed in the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), the Company conducted its payments business through Fit Pay, and Fit Pay provided technology, platform and tokenization services to Garmin to power Garmin Pay™, a contactless payment feature included on smartwatches manufactured by Garmin. Fit Pay’s financial technology business had been previously reclassified to discontinued operations in the third quarter of 2018. In consideration for the Shares, Garmin paid the Company an aggregate amount of approximately $3.32 million in cash (the “Purchase Price”). A portion of the net proceeds received by the Company pursuant to the Purchase Agreement were used to pay in full a promissory note issued by the Company to one of its directors (the “Director Note”), as well as to pay down the promissory note that had been issued pursuant to the Credit Agreement (the “Promissory Note”). Garmin previously paid the Company $500,000 of the Purchase Price as an advance on August 7, 2019, and paid the remainder of the Purchase Price at the closing of the Sale. The Company anticipates recording a loss associated with the Sale, however it has not yet closed its books and records for the current period and cannot yet quantify the loss at this time.

In connection with the Purchase Agreement, the Company entered into a Consent and Waiver to Senior Secured Credit Agreement and Release of Liens, dated as of September 9, 2019 (the “Consent”), by and among the Company, FitPay, LogicMark, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“LogicMark”), 3D-ID, LLC, a Florida limited liability company and wholly owned subsidiary of the Company (“3D-ID”), the Lenders (as defined below) and an administrative agent and a collateral agent for the Lenders (the “Agent”), pursuant to which the parties thereto agreed to modify the terms of that certain Senior Secured Credit Agreement, dated as of May 3, 2019, by and among LogicMark, each financial institution from time to time party thereto as lender (the “Lenders”) and the Agent (the “Credit Agreement”), in order to consent to the (i) disposition of Fit Pay to Garmin (ii) termination as of the Effective Date of all Equity Interests (as defined in the Credit Agreement) of Fit Pay pledged by the Company, including termination of that certain pledge amendment, dated July 24, 2019, by and between the Company and the Agent (the “Pledge Amendment”), (iii) prepayment of the Promissory Note, totaling approximately $1.99 million, with a portion of the proceeds payable to the Company pursuant to the Purchase Agreement to pay the Director Note in full, an amount totaling $425,921, and (iv) release of Fit Pay as of the Effective Date as a guarantor and as a party to each of the (x) security agreement, dated as of May 3, 2019, by and among the Company, LogicMark, 3D-ID, the Agent, as supplemented by that certain joinder agreement, dated as of July 24, 2019, by and between Fit Pay and the Agent (the “Security Agreement”), (y) intellectual property security agreement, dated as of August 6, 2019, made by Fit Pay in favor of the Agent (the “IP Security Agreement”), (z) guaranty agreement, dated as of May 3, 2019, by and among the Company, 3D-ID and the Agent, as supplemented by that certain guaranty supplement, dated as of July 24, 2019, by Fit Pay in favor of the Agent (the “Guaranty Agreement”). Pursuant to the Consent, the Agent and Lenders also waived each event of default under the Promissory Note. Upon the Effective Date, all liens in favor of the Agent on the assets of Fit Pay were released and terminated.

Also in connection with the Purchase Agreement, the Company entered into a Manufacturing and Distribution Agreement, dated as of September 9, 2019 (the “Manufacturing Agreement”), with Garmin Switzerland GmbH, a Swiss corporation (“Garmin Switzerland”), pursuant to which Garmin Switzerland agreed to grant the Company a non-exclusive right to manufacture, distribute and sell Garmin Switzerland’s proprietary smart wallet (the “Product”) to certain customers in the U.S. designated by Garmin Switzerland on a royalty-free basis (the “License”), unless otherwise agreed to by the parties thereto. The Company was also granted a right to sub-license the Product pursuant to the Manufacturing Agreement. The Company’s has been granted the License for an initial term of three years, which term automatically renews for additional one-year periods unless either party provides the other with at least ninety days written notice of its election not to renew such term. The Manufacturing Agreement may be terminated by either party if (i) a party breaches any material provision of such agreement, which breach is not cured within thirty calendar days after receipt of written notice of such breach, (ii) upon written notice, a party petitions for reorganization or to be adjudicated to be bankrupt, or if a receiver is appointed for substantially all of either party’s business, or a party makes a general assignment for the benefit of such party’s creditors, or if any involuntary bankruptcy petition is brought against such party and has not been discharged within sixty calendar days of the date the petition is brought, or (iii) in the event of a change of control (as defined in the Manufacturing Agreement).

The foregoing description of the Credit Agreement, the Security Agreement, the IP Security Agreement and the Guaranty Agreement are qualified in their entirety by reference to the description of the Credit Agreement in the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2019 and to the full text of such Credit Agreement, Security Agreement, IP Security Agreement and Guaranty Agreement, the forms of which are attached as Exhibits 10.1, 10.2, 10.4 and 10.5, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019, and which are incorporated herein in their entirety by reference. The foregoing description of the Manufacturing Agreement is qualified in its entirety by reference to the full text of the Manufacturing Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 2.01 related to the Shares sold pursuant to the Purchase Agreement is hereby incorporated by reference into this Item 3.02.

The Shares were sold and issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2019, in connection with closing the Purchase Agreement and the Sale, Michael J. Orlando resigned as Chief Operating Officer of the Company. Mr. Orlando will continue to serve as a member of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits

(b)       Pro Forma Financial Information.

The Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 1, 2019, as well as in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on August 19, 2019, present the reclassification of Fit Pay’s financial technology business to discontinued operations for all periods reported. Consequently, pro forma financial statements, which give effect to the Sale, are not required to be filed with this Current Report on Form 8-K.

(d)        Exhibits.

No.	Description
10.1	Stock Purchase Agreement, dated as of September 9, 2019, by and between the Company, Fit Pay and Garmin International, Inc.
10.2	Consent and Waiver to Senior Secured Credit Agreement and Release of Liens, dated as of September 9, 2019, by and among the Company, FitPay, LogicMark, 3D-ID, the Lenders and the Agent.
10.3	Manufacturing and Distribution Agreement, dated as of September 9, 2019, by and between the Company and Garmin Switzerland GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2019	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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